Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 240	Trade Date: 6/27/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 6/30/2005

The date of this Pricing Supplement is June 27, 2005

CUSIP or Common Code:	41013NSS8	41013NST6	41013NSU3

Price to Public:	100.000%	100.000%	100.000%

Principal Amount:	$472,000.00	$295,000.00	$20,000.00

Proceeds to Issuer:	$470,348.00	$293,451.25	$19,860.00

Discounts and Commissions:	0.350%	0.525%	0.700%

Reallowance:	0.100%	0.150%	0.150%

Dealer:	99.700%	99.550%	99.375%

Maturity Date:	6/15/2007	6/15/2008	6/15/2009

Stated Annual Interest Rate:	3.700%	3.800%	3.900%

Interest Payment Frequency:	Quarterly	Monthly	Monthly

First Payment Date:	9/15/2005	7/15/2005	7/15/2005

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 240	Trade Date: 6/27/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 6/30/2005

The date of this Pricing Supplement is June 27, 2005

CUSIP or Common Code:	41013NSV1	41013NSX7	41013NSZ2

Price to Public:	100.000%	100.000%	100.000%

Principal Amount:	$85,000.00	$543,000.00	$1,278,000.00

Proceeds to Issuer:	$84,277.50	$538,384.50	$1,249,245.00

Discounts and Commissions:	0.850%	0.850%	2.250%

Reallowance:	0.150%	0.150%	0.350%

Dealer:	99.250%	99.250%	97.900%

Maturity Date:	6/15/2010	6/15/2010	6/15/2030

Stated Annual Interest Rate:	4.000%	4.250%	5.050%

Interest Payment Frequency:	Monthly	Monthly	Monthly

First Payment Date:	7/15/2005	7/15/2005	7/15/2005

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	6/15/2007 Callable one time only at 100% on call date above with 30 days notice.	6/15/2010 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.